Exhibit 21

                           BERKELEY TECHNOLOGY LIMITED
                     Subsidiary Listing as of March 23, 2007


Berkeley Technology Limited (Jersey, Channel Islands corporation)

         Berkeley International Capital Limited (Guernsey, Channel
                                                      Islands corporation)

         Berkeley International Limited (Jersey, Channel Islands corporation)

         Frederick Morgan & Co. Limited (Jersey, Channel Islands corporation)

         London Pacific Advisers Limited (United Kingdom corporation)

         London Pacific Assurance Limited (Jersey, Channel Islands corporation)

                  LPAL Investments Limited (Guernsey, Channel
                                                          Islands corporation)

         London Pacific Trust Company Limited (Jersey, Channel
                                                          Islands corporation)

                  Berkeley (USA) Holdings Limited (California corporation)

                           Berkeley Institutional Investment, Inc. (California
                                                                    corporation)

                           Berkeley International Capital Corporation
                                                        (California corporation)

                  London Pacific Secretaries Limited (Jersey, Channel
                                                            Islands corporation)


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Notes:

(1)   Each indentation reflects another tier of ownership.

(2) All subsidiaries are 100% owned and are listed above, except that several subsidiaries that in the aggregate are insignificant have been omitted.